Sunshine Silver Mining & Refining Reports Drill Results Exceeding 1,000 grams per tonne Silver from Multiple Zones including New “10 Vein”

Drilling Advances 2027 Sunshine Mine Feasibility Study, Supports Near-Mine Growth Potential in Upper Country and Planned Return to Production in Late 2028

KELLOGG, Idaho, July 23, 2026 -- Sunshine Silver Mining & Refining Company (the "Company" or "Sunshine") (NYSE:SSMR), a mining company advancing the next chapter of American silver, today announced new results from its ongoing 50,000-metre drilling program at the Sunshine Mine, located in Idaho’s Silver Valley.

As the largest mineral rights holder in the Silver Valley, Sunshine offers untapped exploration potential both near-mine and at district scale. The new results, which follow Sunshine’s June 2026 initial public offering on the New York Stock Exchange, include multiple intercepts exceeding 1,000 grams per tonne (“gpt”) silver and support two key objectives: upgrading the classification of the mineral resource in the Company’s planned 2027 Sunshine Mine Feasibility Study, and evaluating opportunities to expand the near-mine resource in the Upper Country that could, in complement to other zones, support Sunshine’s “Phase 1” corporate objective of doubling overall production volume — from approximately 1,000 to 2,000 tonnes per day (“tpd”).

Heather White, Chief Executive Officer of Sunshine Silver Mining & Refining, commented: “These drill results certainly reinforce what makes Sunshine America’s must-own silver developer: exceptional size and silver grades, great existing infrastructure with permits, and obvious growth potential — along strike to be sure, but also within the existing mine footprint. High-grade results from this portion of the drilling program across multiple vein systems strongly support our near-mine growth potential.”

She continued: “We are naturally excited by the results. The in-fill drilling is confirming our expectations — particularly in areas such as the 10 Vein, a completely unmined new vein that is already yielding among the best known intercepts in the history of the Sunshine Mine. Although early days yet, what is proving extraordinary about this discovery is the expansive scope of its results: from, amongst other hits, a narrow 0.11-metre intercept of 32,331 gpt silver, 16.5% copper, 12.8% lead and 11.1% antimony (35,370 gpt Ag-Eq in FS-ST71), and nearly 0.74 metres of 1,667 gpt silver and 56% lead (2,454 gpt Ag-Eq in FS-ST82), to 2-plus metres of 1,135 gpt silver and 14.85% lead (1,404 gpt Ag-Eq in FS-ST75) — including, a remarkable 5 metres width of 584 gpt Ag-Eq in FS-ST60.”1

The Upper Country is a historically under-mined and under-explored portion of the Sunshine Mine, located between surface and approximately 1,900 feet below ground. The area is accessible through the Sterling Ramp, an access independent of the Jewell Shaft, and includes the new 10 Vein, as well as the C-Fault and the North and South Yankee Boy Vein Systems (see Figure 1).

1 Silver equivalent grade was calculated using metal prices of $49.05 per ounce silver, $4.89 per pound copper, $0.93 per pound lead and $11.24 per pound antimony, and metallurgical recovery assumptions of 97% for silver, copper, lead and antimony.

As of July 2026, the ongoing drilling program is approximately 60% complete, with three active drill rigs underground (see Figure 2), and remains on track for completion in October 2026. The drill program is designed to support the technical work required for the planned 2027 Sunshine Mine Feasibility Study and the Company’s planned return to silver production in late 2028.

Figure 1: Upper Country Drilling Near Existing Mine Infrastructure as of July 2026

Ag (g/t)
4800
2400
1200
600
300
150
Sterling Tunnel
Sterling North Ramp
ST_DDS2
10-Vein
C-Fault Vein
North & South Yankee Boy Vein System
Jewell Shaft
ST_DDS3
Sterling South Ramp
ST_DDS1
Note: Drilling is in progress, assay results pending laboratory analysis.
Legend
Inferred Resource
Depleted Resource
Completed Drillhole
Planned Drillhole
Plunge +90
Azimuth 000
Plan View
N
W
E
S
0
250
500
750
1000

Figure 2: Completed and Planned Drilling for 2027 Sunshine Mine Feasibility Study

Legend
Inferred Resource
Depleted Resource
Completed Drillhole
Planned Drillhole
Surface
Sterling Tunnel
ST_DDS3
ST_DDS2
ST_DDS1
Jewell Shaft
Incline Shaft
1700 Level
"Upper Country"
23_DDS1
2300 Level
31_DDS2
31_DDS3
3100 Level
31_DDS1
31_SR1
Plunge 00
Azimuth 000
Looking North
0
500
1000
1500
2000

The results announced today are from drilling completed between April 2026 and July 2026 and comprise approximately 11,160 metres in 54 holes. They build on results covering approximately 19,160 metres in 91 holes that were previously disclosed in the Company’s June 2026 Prospectus.

Selected new drill results include2,3:

Drill Hole	Vein	True Width (metres)	Ag (gpt)	Cu (%)	Pb (%)	Sb (%)	Ag-Eq (gpt)	Ag-Eq (opt)
FS-ST75	10 Vein	2.19	1,135	0.36	14.85	0.33	1,404	41
FS-ST73	SY Boy	0.92	1,749	0.38	0.54	0.36	1,839	54
FS-ST74	10 Vein	1.51	914	0.37	6.31	0.29	1,068	31
FS-ST77	NY Boy	0.42	3,043	0.84	0.06	0.76	3,220	94
FS-ST82	10 Vein	0.74	1,667	0.19	56.31	0.27	2,454	72

The selected new drill results from the Upper Country all exceed 1,000 gram-metres silver, calculated as silver grade multiplied by estimated true width. They highlight high-grade mineralization in areas with near-mine resource growth potential, including the new 10 Vein. (See Figure 3.)

2 All intercepts are reported as estimated true widths in metres (“m”), unless indicated otherwise.
3 Silver equivalent grade was calculated using metal prices of $49.05 per ounce silver, $4.89 per pound copper, $0.93 per pound lead and $11.24 per pound antimony, and metallurgical recovery assumptions of 97% for silver, copper, lead and antimony.

Figure 3: New High-Grade Drill Results from the Upper Country

Sterling Tunnel
Sterling South
Sterling North
Ag (g/t)
4800
2400
1200
600
300
150
200 Level
500 Level
700 Level
900 Level
FS-ST73: 1,749 g/t silver over 0.92 metres in the South Yankee Boy Vein, with 0.38% copper, 0.36% antimony, and 0.54% lead
FS-ST77: 3,043 g/t silver over 0.42 metres in the North Yankee Boy Vein, with 0.84% copper, 0.76% antimony, and 0.06% lead
FS-ST75: 1,135 g/t silver over 2.19 metres in the 10-Vein, with 0.36% copper, 0.33% antimony, and 14.85% lead
FS-ST82: 1,667 g/t silver over 0.74 metres in the 10-Vein, with 0.19% copper, 0.27% antimony, and 56.31% lead
FS-ST74: 914 g/t silver over 1.51 metres in the 10-Vein, with 0.37% copper, 0.29% antimony, and 6.31% lead
Plunge 00
Azimuth 146
0
125
250
375
500
Legend
Inferred Resource (10-Vein)
Inferred Resource (North / South Yankee Boy Vein)
Depleted Resource
Completed Drillhole
FS-ST73
FS-ST77
FS-ST75
FS-ST82
FS-ST74
10-Vein
N/S Yankee Boy Veins
Plunge 00
Azimuth 272

Continued success in the Upper Country could add materially to the Company’s near-term mine plan and Sunshine’s longer-term production profile.

Previously disclosed high-grade drilling results from the Upper Country include4,5:

Drill Hole	Vein	True Width (metres)	Ag (gpt)	Cu (%)	Pb (%)	Sb (%)	Ag-Eq (gpt)	Ag-Eq (opt)
FS-ST71	10 Vein	0.11	32,331	16.50	12.80	11.10	35,370	1,032
FS-ST51	10 Vein	0.37	12,240	3.67	0.56	2.48	12,888	376
FS-ST02	C-Fault	1.52	2,539	2.39	0.11	1.01	2,862	83
FS-ST40	C-Fault	1.20	3,432	1.68	0.05	1.14	3,727	109
FS-ST11	C-Fault	1.07	3,553	1.51	0.0	1.01	3,815	111
FS-ST36	C-Fault	1.80	1,976	0.87	0.45	0.55	2,128	62
FS-ST60	10 Vein	5.25	492	0.22	3.92	0.17	584	17
FS-ST35	SY Boy	1.50	1,463	0.34	0.45	0.29	1,537	45
FS-ST41	SY Boy	0.66	2,966	0.65	0.37	0.50	3,094	90

For a complete table of results from the drill program as of July 2026, please refer to the following link: https://sunshinesilvermining.com/wp-content/uploads/2026/07/Sunshine-Silver-Drill-Results-Table_v1.pdf.

The Sunshine Mine is the highest-grade primary silver resource in North America, hosting an Indicated Mineral Resource of 103.9 million ounces of silver at an average grade of 1,022 gpt silver and an Inferred Mineral Resource of 159.8 million ounces of silver at an average grade of 776 gpt silver.6 At approximately 1,000 tpd, the mine is expected to produce an average of approximately 6.7 million ounces of silver per year in its first five years of production, and some 5.8 million ounces of silver annually over a generational 24-year mine life.6 The Company’s ambition is to double production and realize significant by-product credits from copper, lead and antimony that have not yet been captured in the technical report summary, but are being substantiated by the Company’s drill programs as well as a long history of actual production of these other important critical minerals.

In addition to its near-mine exploration upside, Sunshine controls approximately 9,561 hectares of consolidated mineral rights — the largest position in Idaho’s Silver Valley. The Company is advancing a systematic exploration approach across this considerable land package to continue to identify and prioritize additional targets, including areas near known mineralization and broader district-scale opportunities that have seen limited modern exploration.

4 All intercepts are reported as estimated true widths in metres (“m”), unless indicated otherwise.
5 Silver equivalent grade was calculated using metal prices of $49.05 per ounce silver, $4.89 per pound copper, $0.93 per pound lead and $11.24 per pound antimony, and metallurgical recovery assumptions of 97% for silver, copper, lead and antimony.
6 Mineral Resource Estimates and economic assumptions are based on the Company’s S-K 1300 Technical Report Summary on the Initial Assessment, Sunshine Mine, Idaho, USA, dated March 25, 2026, available at https:/sunshinesilvermining.com/wp-content/uploads/2026/05/SLR-Tech-Report-for-Posting.pdf.

About Sunshine Silver Mining & Refining Company

Sunshine Silver Mining & Refining Company is advancing toward silver production from the Sunshine Mine in Idaho’s Silver Valley, the most prolific silver district in U.S. history. The Sunshine Mine is North America’s highest-grade primary silver resource. It is characterized by exceptional size, extraordinary growth potential, existing infrastructure, and a history of proven production. Sunshine, the largest holder of mineral rights in the Silver Valley, also controls a consolidated land position with significant exploration potential and is evaluating additional value opportunities through silver/copper refining and antimony production. For more information, visit www.sunshinesilvermining.com.

Sampling, Analysis and Quality Assurance/Quality Control

Drill core from the Sunshine Mine is logged, photographed and marked for sampling by Tamarack Geological Services, a contract geological services company. Core samples are sawn longitudinally, with one-half of the core submitted for analysis and the remaining half retained for reference and future verification. Samples are securely transported to, prepared for analysis, and subsequently analyzed by SVL Analytical Inc., an ISO 17025-accredited independent laboratory.

The Company maintains a quality assurance and quality control program that includes the regular insertion of certified reference materials, blanks, and duplicate samples into the sample stream. Laboratory performance is monitored by Company personnel, and assay results are not accepted into the geological database until applicable quality-control results have been reviewed and determined to be within acceptable limits. Quarterly, five percent of the total samples are reanalyzed by ALS Global, an ISO 17025 accredited laboratory, as part of a third-party independent laboratory check.

Silver, copper, lead, and antimony analyses are completed using Inductively Coupled Plasma — Optical Emission Spectroscopy (ICP-OES). Samples exceeding the upper detection limits for silver of the primary analytical method are reanalyzed using Fire Assays with gravimetric finish.

Reported drill intercepts are based on estimated true widths unless otherwise noted. True widths are estimated using current geological interpretations related to the core axis angle as logged by the core logging geologist and compared with the 3D geological model to determine the interception angle. These true widths may be revised as additional drilling and modelling are completed.

Qualified Person

The scientific and technical information contained in this news release has been reviewed and approved by Berkley J. Tracy, PG, CPG, P.Geo of SRK Consulting (US), Inc., who is an independent “qualified person” as defined by Subpart 1300 of Regulation S-K. Mr. Tracy has verified the scientific and technical information disclosed in this release, including Sunshine’s sampling methodology and the analytical data underlying the drill results in this disclosure.

For additional information regarding the Sunshine Mine, including the assumptions, parameters and methods used to estimate mineral resources, readers should refer to the Technical Report Summary for the Sunshine Mine filed with the U.S. Securities and Exchange Commission and available through the Company’s filings at www.sec.gov.

Contacts

Media Relations
ssmr@fleishman.com

Investor Relations
ir@silveropp.com

Cautionary Statements

This press release contains forward-looking statements, including statements regarding the potential for mineral resource conversion, the Company’s plans for future drilling activities and the completion of the 2027 Sunshine Mine Feasibility Study, the Company’s corporate objectives, the potential to increase production rates and the annual production profile, the timing of the completion of the 2027 Sunshine Mine Feasibility Study, final investment decision and the commencement of silver production. In some cases, forward-looking statements can be identified by words such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will,” “could,” “predict” and similar expressions or terminology. These statements are not historical facts but rather are based on the Company's current expectations and projections regarding its business, operations and other factors relating thereto and are subject to a number of known and unknown risks, uncertainties and other factors, including the risk factors set forth in our registration statement on Form S-1 filed with the Securities and Exchange Commission (“SEC”) and other filings that we make from time to time with the SEC, that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. Except to the extent required by law, the Company assumes no obligation to update any of these forward-looking statements or to conform these statements to actual results or revised expectations. We caution you not to place undue reliance on these forward-looking statements.